Exhibit 99.1

Confluent Announces Third Quarter 2023 Financial Results

•
Third quarter revenue of $200 million, up 32% year over year
•
Third quarter Confluent Cloud revenue of $92 million, up 61% year over year
•
Remaining performance obligations of $824 million, up 24% year over year
•
1,185 customers with $100,000 or greater in ARR, up 25% year over year

MOUNTAIN VIEW, Calif. -- November 01, 2023 -- Confluent, Inc. (NASDAQ: CFLT), the data streaming pioneer, today announced financial results for its third quarter of 2023, ended September 30, 2023.

“Confluent delivered another strong quarter with 32% year-over-year revenue growth in a volatile macroeconomic environment,” said Jay Kreps, co-founder and CEO, Confluent. “Our continued growth is driven by the critical role of data streaming and customer demand for our industry leading platform that connects, streams, governs, processes and shares streaming data everywhere.”

“We achieved a key milestone in the third quarter, improving GAAP EPS and delivering the company’s first positive non-GAAP EPS, while growing subscription revenue 36% year over year,” said Rohan Sivaram, CFO, Confluent. “Additionally, we improved operating margins by more than twenty points year over year, a testament to our ability to drive efficient growth, and we are raising our non-GAAP operating margin guidance for the fourth quarter to 0-1%.”

Third Quarter 2023 Financial Highlights

(In millions, except per share data and percentages)

	Q3 2023	Q3 2022	Y/Y Change
Total Revenue	$200.2	$151.7	32%
Subscription Revenue	$189.3	$138.7	36%
Remaining Performance Obligations	$824.1	$663.5	24%
GAAP Operating Loss	$(108.6)	$(118.9)	$10.3
Non-GAAP Operating Loss	$(10.9)	$(42.1)	$31.2
GAAP Operating Margin	(54.3%)	(78.4%)	24.1 pts
Non-GAAP Operating Margin	(5.5%)	(27.8%)	22.3 pts
GAAP Net Loss Per Share	$(0.30)	$(0.41)	$0.11
Non-GAAP Net Income (Loss) Per Share	$0.02	$(0.13)	$0.15
Net Cash Used in Operating Activities	$(9.1)	$(41.8)	$32.7
Free Cash Flow	$(13.1)	$(45.6)	$32.5

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in the financial statement tables included in this press release. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Non-GAAP Financial Measures.”

Financial Outlook

For the fourth quarter and fiscal year 2023, Confluent expects:

	Q4 2023 Outlook	FY 2023 Outlook
Total Revenue	$204-$205 million	$768-$769 million
Non-GAAP Operating Margin	0%-1%	(9%)
Non-GAAP Net Income (Loss) Per Share	$0.05	$(0.01)-$0.00

A reconciliation of forward-looking non-GAAP operating margin and non-GAAP net income (loss) per share to the most directly comparable GAAP measures is not available without unreasonable effort, as certain items cannot be reasonably predicted because of their high variability, complexity and low visibility. In particular, the measures and effects of our stock-based compensation expense specific to our equity compensation awards and employer payroll tax-related items on employee stock transactions are directly impacted by the timing of employee stock transactions and unpredictable fluctuations in our stock price, which we expect to have a significant impact on our future GAAP financial results.

Conference Call Information

Confluent will host a video webcast to discuss the company’s third quarter 2023 results as well as its financial outlook today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Open to the public, investors may access the webcast, earnings press release, supplemental financial information, and investor presentation on Confluent’s investor relations website at investors.confluent.io before the commencement of the webcast. A replay of the webcast will also be accessible from Confluent’s investor relations website a few hours after the conclusion of the live event.

Confluent uses its investor relations website and may use its X (Twitter), LinkedIn, and Facebook accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain forward-looking statements including, among other things, statements regarding (i) our financial outlook, including expected revenue mix, Confluent Cloud growth, operating margins and margin improvements, targeted or anticipated gross and operating margin levels, earnings per share levels and improvements, improvements in unit economics and in-product optimizations of Confluent Cloud, continued business momentum, and expected revenue growth rate and efficient growth, (ii) our market and category leadership position, (iii) our expected investments in research and development and go-to-market functions and anticipated effectiveness and timing of product innovation, features and functionalities, (iv) our expected capital allocation to drive efficient growth and rate and pace of investments, (v) our expectations and trends relating to Confluent Cloud growth, including following our planned reorientation of our go-to-market strategy and model around customer consumption, (vi) rates of Confluent Cloud consumption and demand for and retention of data streaming platforms like Confluent in the face of budget scrutiny, (vii) continued higher interest rates and macroeconomic uncertainty as well as our expectations regarding the effects of macroeconomic pressure on our go-to-market motion, durability of our offering with customers, customer use case expansion and overall consumption levels of Confluent Cloud, as well as potential benefits to our business and growth following any improvements to the macroeconomic environment, (viii) our pricing, our win rate and deal cycles and customer behaviors, such as budget scrutiny and preferences for consumption against smaller commitments rather than large upfront commitments, (ix) customer growth, retention and engagement, (x) ability for Confluent Cloud to provide cost savings for users and customers, including lower total cost of ownership, and drive greater monetization of the open source Kafka user base as a result, (xi) increased adoption of our offering and fully managed solutions for data streaming in general, (xii) dependence of businesses on data in motion, (xiii) growth in and growth rate of revenue, customers, remaining performance obligations, dollar-based net retention rate, and gross retention rate, (xiv) our ability to increase engagement of customers for Confluent and expand customer cohorts, (xv) our market opportunity, (xvi) our ability to successfully reorient our go-to-market strategy and model around customer consumption as well as the timing, anticipated benefits, and overall effectiveness of such transition for our business, future durable and efficient growth, and ability to capture our market opportunity, (xvii) our go-to-market strategy, (xviii) our product differentiation and market acceptance of our products, including over open source alternatives, (xix) our strategy and expected results and market acceptance for our Flink offering, (xx) our expectations for market acceptance and growth of stream processing, (xxi) our ability to meet near-term and mid-term financial targets, (xxii) our expectations of relevance of certain key financial and operating metrics, including RPO and cRPO, (xxiii) and our overall future prospects. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” “project,” “target,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) our limited operating history, including in uncertain macroeconomic environments, (ii) our ability to sustain and manage our rapid growth, including following our restructuring, (iii) our ability to attract new customers and retain and sell additional features and services to our existing customers, (iv) uncertain macroeconomic conditions, including higher inflation, higher interest rates, bank failures, supply chain challenges, geopolitical events, recessionary risks, and exchange rate fluctuations, which have resulted and may continue to result in customer pullback in information technology spending, lengthening of sales cycles, reduced contract sizes, reduced consumption of Confluent Cloud or customer preference for open source alternatives, as well as the potential need for cost efficiency measures, (v) our ability to increase consumption of our offering, including by existing customers and through the acquisition of new customers, including by addressing customer consumption preferences, and successfully add new features and functionality to our offering, (vi) our ability to achieve profitability and improve margins annually, by our expected timelines or at all, (vii) the estimated addressable market opportunity for our offering, including our Flink offering and stream processing, and our ability to capture our share of that market opportunity, (viii) our ability to compete effectively in an increasingly competitive market, (ix) our ability to successfully execute our go-to-market strategy and initiatives, including as we reorient our go-to-market strategy and model around customer consumption, (x) our ability to attract and retain highly qualified personnel, including as we reorient our go-to-market strategy and model around customer consumption, (xi) our ability to successfully transition executive leadership, (xii) breaches in our security measures, intentional or accidental cybersecurity incidents or unauthorized access to our platform, our data, or our customers’ or other users’ personal data, (xiii) our reliance on third-party cloud-based infrastructure to host Confluent Cloud, (xiv) public sector budgetary cycles and funding reductions or delays, such as an extended federal government shutdown, (xv) our ability to accurately forecast our future performance, business and growth, and (xvi) general market, political, economic, and business conditions, including continuing impacts from the COVID-19 pandemic. These risks are not exhaustive. Further information on these and other risks that could affect Confluent’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and our future reports that we may file from time to time with the SEC. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 that will be filed with the SEC, which should be read in conjunction with this press release and the financial results included herein. Confluent assumes no obligation to, and does not currently intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating loss, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, free cash flow, and free cash flow margin. We use these non-GAAP financial measures and other key metrics internally to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. We believe these non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial measures have limitations as an analytical tool and are presented for supplemental informational purposes only. They should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies, including companies in our industry, may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating loss, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, free cash flow, free cash flow margin, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Further, free cash flow is not a substitute for cash used in operating activities. The utility of free cash flow is limited as such measure does not reflect our future contractual commitments and does not represent the total increase or decrease in our cash balance for any given period. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. We define non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating loss, non-GAAP operating margin, non-GAAP net income (loss), and non-GAAP net income (loss) per share as the respective GAAP balances, adjusted for, as applicable, stock-based compensation expense; employer taxes on employee stock transactions; amortization of acquired intangibles; common stock charitable donation expense; acquisition-related expenses; restructuring and other related charges; amortization of debt issuance costs; and income tax effects associated with these adjustments. We define free cash flow as net cash used in operating activities less capitalized internal-use software costs and capital expenditures and free cash flow margin as free cash flow as a percentage of revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the performance of core operations and future ability to generate cash that can be used for strategic opportunities or investing in our business.

Other Business Metrics

Remaining performance obligations (“RPO”) represent the amount of contracted future revenue that has not yet been recognized as of the end of each period, including both deferred revenue that has been invoiced and non-cancelable committed amounts that will be invoiced and recognized as revenue in future periods. RPO excludes pay-as-you-go arrangements. RPO may also fluctuate due to a number of factors, including the timing of renewals, average contract terms, seasonality, and dollar amount of customer contracts. RPO as a metric is not necessarily indicative of future revenue growth because it does not account for the actual timing of customers’ consumption or future expansion.

Customers with $100,000 or greater in annual recurring revenue (“ARR”) represent the number of customers that contributed $100,000 or more in ARR as of period end. We define ARR as (1) with respect to Confluent Platform customers, the amount of revenue to which our customers are contractually committed over the following 12 months assuming no increases or reductions in their subscriptions, and (2) with respect to Confluent Cloud customers, the amount of revenue that we expect to recognize from such customers over the following 12 months, calculated by annualizing actual consumption of Confluent Cloud in the last three months of the applicable period, assuming no increases or reductions in usage rate. Services arrangements are excluded from the calculation of ARR. Prior to the first quarter of 2023, ARR with respect to Confluent Cloud customers excluded pay-as-you-go arrangements and was based on contractual commitments over the following 12 months, regardless of actual consumption. We adjusted our methodology for calculating ARR commencing with the first quarter of 2023 to incorporate actual consumption of Confluent Cloud and applied this change retroactively. For purposes of determining our customer count, we treat all affiliated entities with the same parent organization as a single customer and include pay-as-you-go customers. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

Dollar-based net retention rate (“NRR”) as of a period end is calculated by starting with the ARR from the cohort of all customers as of 12 months prior to such period end (“Prior Period Value”). We then calculate the ARR from these same customers as of the current period end (“Current Period Value”), and divide the Current Period Value by the Prior Period Value to arrive at our dollar-based NRR. The dollar-based NRR includes the effect, on a dollar-weighted value basis, of our Confluent Platform subscriptions that expand, renew, contract, or attrit. The dollar-based NRR also includes the effect of annualizing actual consumption of Confluent Cloud in the last three months of the applicable period, but excludes ARR from new customers in the current period. Our dollar-based NRR is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

About Confluent

Confluent is the data streaming platform that is pioneering a fundamentally new category of data infrastructure that sets data in motion. Confluent’s cloud-native offering is the foundational platform for data in motion – designed to be the intelligent connective tissue enabling real-time data, from multiple sources, to constantly stream across the organization. With Confluent, organizations can meet the new business imperative of delivering rich, digital front-end customer experiences and transitioning to sophisticated, real-time, software-driven backend operations.

Investor Contact

Shane Xie

investors@confluent.io

Media Contact

Taylor Jones

pr@confluent.io

Confluent, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$317,043	$435,781
Marketable securities	1,555,749	1,491,044
Accounts receivable, net	183,206	178,188
Deferred contract acquisition costs	41,174	35,883
Prepaid expenses and other current assets	70,886	57,229
Total current assets	2,168,058	2,198,125
Property and equipment, net	47,950	29,089
Operating lease right-of-use assets	10,935	29,478
Goodwill and intangible assets, net	45,685	-
Deferred contract acquisition costs, non-current	69,224	68,401
Other assets, non-current	19,815	19,756
Total assets	$2,361,667	$2,344,849
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,993	$21,439
Accrued expenses and other liabilities	125,109	105,331
Operating lease liabilities	7,741	7,375
Deferred revenue	300,617	290,185
Total current liabilities	435,460	424,330
Operating lease liabilities, non-current	19,457	25,136
Deferred revenue, non-current	23,152	32,644
Convertible senior notes, net	1,087,350	1,084,500
Other liabilities, non-current	7,192	8,762
Total liabilities	1,572,611	1,575,372
Stockholders’ equity:
Preferred stock	-	-
Class A common stock	2	2
Class B common stock	1	1
Additional paid-in capital	2,348,874	1,980,335
Accumulated other comprehensive loss	(9,766)	(9,456)
Accumulated deficit	(1,550,055)	(1,201,405)
Total stockholders’ equity	789,056	769,477
Total liabilities and stockholders’ equity	$2,361,667	$2,344,849

Confluent, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Subscription	$189,270	$138,730	$526,325	$379,668
Services	10,911	13,002	37,443	37,610
Total revenue	200,181	151,732	563,768	417,278
Cost of revenue:
Subscription(1)(2)	44,104	38,417	131,197	107,628
Services(1)(2)	12,445	14,763	41,416	40,838
Total cost of revenue	56,549	53,180	172,613	148,466
Gross profit	143,632	98,552	391,155	268,812
Operating expenses:
Research and development(1)(2)	91,237	70,099	261,804	192,232
Sales and marketing(1)(2)	128,624	114,312	385,018	333,768
General and administrative(1)(2)	31,874	33,041	103,572	90,501
Restructuring and other related charges	529	-	34,854	-
Total operating expenses	252,264	217,452	785,248	616,501
Operating loss	(108,632)	(118,900)	(394,093)	(347,689)
Other income, net	17,529	4,719	50,324	5,089
Loss before income taxes	(91,103)	(114,181)	(343,769)	(342,600)
Provision for income taxes	1,567	1,868	4,881	4,067
Net loss	$(92,670)	$(116,049)	$(348,650)	$(346,667)
Net loss per share, basic and diluted	$(0.30)	$(0.41)	$(1.17)	$(1.25)
Weighted-average shares used to compute net loss per share, basic and diluted	303,896,632	282,267,230	297,906,112	277,840,258

(1) Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue - subscription	$6,171	$6,313	$19,413	$17,644
Cost of revenue - services	2,619	2,684	8,521	6,874
Research and development	37,778	27,692	103,213	73,114
Sales and marketing	32,297	26,712	93,673	72,520
General and administrative	10,649	11,992	36,142	31,476
Total stock-based compensation expense	$89,514	$75,393	$260,962	$201,628

(2) Includes employer taxes on employee stock transactions as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue - subscription	$179	$82	$765	$485
Cost of revenue - services	126	62	344	219
Research and development	686	496	3,661	1,877
Sales and marketing	798	580	3,369	2,308
General and administrative	684	149	1,596	589
Total employer taxes on employee stock transactions	$2,473	$1,369	$9,735	$5,478

Confluent, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(92,670)	$(116,049)	$(348,650)	$(346,667)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	3,609	2,075	9,987	5,135
Net accretion of discounts on marketable securities	(11,300)	(3,105)	(31,021)	(2,869)
Amortization of debt issuance costs	961	958	2,850	2,841
Amortization of deferred contract acquisition costs	11,923	9,658	33,460	27,053
Non-cash operating lease costs	934	2,142	3,118	6,617
Lease abandonment charges	-	-	15,667	-
Stock-based compensation, net of amounts capitalized	89,514	75,393	260,962	201,628
Deferred income taxes	15	20	25	46
Other	2,263	321	3,114	880
Changes in operating assets and liabilities, net of effects of a business combination:
Accounts receivable	5,153	6,047	(6,140)	(6,415)
Deferred contract acquisition costs	(15,607)	(19,354)	(39,573)	(42,077)
Prepaid expenses and other assets	(7,768)	(977)	(13,825)	(21,098)
Accounts payable	(488)	(1,004)	(19,208)	6,448
Accrued expenses and other liabilities	10,413	(35)	17,965	1,721
Operating lease liabilities	(1,808)	(2,029)	(5,562)	(6,939)
Deferred revenue	(4,204)	4,187	939	43,441
Net cash used in operating activities	(9,060)	(41,752)	(115,892)	(130,255)
CASH FLOWS FROM INVESTING ACTIVITIES
Capitalization of internal-use software costs	(3,660)	(2,788)	(13,546)	(7,553)
Purchases of marketable securities	(235,824)	(355,886)	(1,235,588)	(1,523,248)
Maturities of marketable securities	228,328	347,000	1,203,711	717,659
Purchases of property and equipment	(363)	(1,044)	(1,718)	(3,115)
Cash paid for a business combination, net of cash acquired	-	-	(45,802)	-
Net cash used in investing activities	(11,519)	(12,718)	(92,943)	(816,257)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock upon exercise of vested options	14,673	9,749	62,945	34,132
Proceeds from issuance of common stock upon early exercise of unvested options	-	-	-	416
Repurchases of unvested common stock	(32)	(14)	(255)	(709)
Payments of debt issuance costs for convertible senior notes	-	-	-	(786)
Proceeds from issuance of common stock under employee stock purchase plan	11,536	18,454	28,708	40,939
Net cash provided by financing activities	26,177	28,189	91,398	73,992
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,198)	20	(1,301)	(6)
Net increase (decrease) in cash, cash equivalents, and restricted cash	4,400	(26,261)	(118,738)	(872,526)
Cash, cash equivalents, and restricted cash at beginning of period	312,643	530,417	435,781	1,376,682
Cash, cash equivalents, and restricted cash at end of period	$317,043	$504,156	$317,043	$504,156
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets to the amounts shown above:
Cash and cash equivalents	$317,043	$503,406	$317,043	$503,406
Restricted cash included in other assets, current	-	750	-	750
Total cash, cash equivalents, and restricted cash	$317,043	$504,156	$317,043	$504,156

Confluent, Inc.

Reconciliation of GAAP Measures to Non-GAAP Measures

(in thousands, except percentages, share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of GAAP total gross profit to non-GAAP total gross profit:
Total gross profit on a GAAP basis	$143,632	$98,552	$391,155	$268,812
Total gross margin on a GAAP basis	71.8%	65.0%	69.4%	64.4%
Add: Stock-based compensation expense	8,790	8,997	27,934	24,518
Add: Employer taxes on employee stock transactions	305	144	1,109	704
Add: Amortization of acquired intangibles	129	-	369	-
Non-GAAP total gross profit	$152,856	$107,693	$420,567	$294,034
Non-GAAP total gross margin	76.4%	71.0%	74.6%	70.5%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Research and development operating expense on a GAAP basis	$91,237	$70,099	$261,804	$192,232
Less: Stock-based compensation expense	37,778	27,692	103,213	73,114
Less: Employer taxes on employee stock transactions	686	496	3,661	1,877
Less: Acquisition-related expenses	3,841	-	15,362	-
Non-GAAP research and development operating expense	$48,932	$41,911	$139,568	$117,241
Non-GAAP research and development operating expense as a percentage of total revenue	24.4%	27.6%	24.8%	28.1%

Sales and marketing operating expense on a GAAP basis	$128,624	$114,312	$385,018	$333,768
Less: Stock-based compensation expense	32,297	26,712	93,673	72,520
Less: Employer taxes on employee stock transactions	798	580	3,369	2,308
Less: Acquisition-related expenses	1,076	-	3,228	-
Non-GAAP sales and marketing operating expense	$94,453	$87,020	$284,748	$258,940
Non-GAAP sales and marketing operating expense as a percentage of total revenue	47.2%	57.4%	50.5%	62.1%

General and administrative operating expense on a GAAP basis	$31,874	$33,041	$103,572	$90,501
Less: Stock-based compensation expense	10,649	11,992	36,142	31,476
Less: Employer taxes on employee stock transactions	684	149	1,596	589
Less: Acquisition-related expenses	148	-	990	-
Non-GAAP general and administrative operating expense	$20,393	$20,900	$64,844	$58,436
Non-GAAP general and administrative operating expense as a percentage of total revenue	10.2%	13.8%	11.5%	14.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of GAAP operating loss to non-GAAP operating loss:
Operating loss on a GAAP basis	$(108,632)	$(118,900)	$(394,093)	$(347,689)
Add: Stock-based compensation expense	89,514	75,393	260,962	201,628
Add: Employer taxes on employee stock transactions	2,473	1,369	9,735	5,478
Add: Amortization of acquired intangibles	129	-	369	-
Add: Acquisition-related expenses	5,065	-	19,580	-
Add: Restructuring and other related charges	529	-	34,854	-
Non-GAAP operating loss	$(10,922)	$(42,138)	$(68,593)	$(140,583)
Non-GAAP operating margin	(5.5%)	(27.8%)	(12.2%)	(33.7%)

Reconciliation of GAAP net loss to non-GAAP net income (loss):
Net loss on a GAAP basis	$(92,670)	$(116,049)	$(348,650)	$(346,667)
Add: Stock-based compensation expense	89,514	75,393	260,962	201,628
Add: Employer taxes on employee stock transactions	2,473	1,369	9,735	5,478
Add: Amortization of acquired intangibles	129	-	369	-
Add: Acquisition-related expenses	5,065	-	19,580	-
Add: Restructuring and other related charges	529	-	34,854	-
Add: Amortization of debt issuance costs	961	958	2,850	2,841
Add: Income tax effects and adjustments	328	293	1,197	975
Non-GAAP net income (loss)	$6,329	$(38,036)	$(19,103)	$(135,745)
Non-GAAP net income (loss) per share, basic	$0.02	$(0.13)	$(0.06)	$(0.49)
Non-GAAP net income (loss) per share, diluted	$0.02	$(0.13)	$(0.06)	$(0.49)
Weighted-average shares used to compute non-GAAP net income (loss) per share, basic	303,896,632	282,267,230	297,906,112	277,840,258
Weighted-average shares used to compute non-GAAP net income (loss) per share, diluted	346,974,638	282,267,230	297,906,112	277,840,258

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands, except percentages):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash used in operating activities	$(9,060)	$(41,752)	$(115,892)	$(130,255)
Capitalized internal-use software costs	(3,660)	(2,788)	(13,546)	(7,553)
Capital expenditures	(363)	(1,044)	(1,718)	(3,115)
Free cash flow	$(13,083)	$(45,584)	$(131,156)	$(140,923)
Free cash flow margin	(6.5%)	(30.0%)	(23.3%)	(33.8%)
Net cash used in investing activities	$(11,519)	$(12,718)	$(92,943)	$(816,257)
Net cash provided by financing activities	$26,177	$28,189	$91,398	$73,992